Exhibit 10.6

EXEcUTION VERSION

PREFERRED Unit redemption AGREEMENT

This Preferred Unit Redemption Agreement (the “Agreement”) is made and entered into as of March 29, 2026 by and among Capstone Distributor Support Services, LLC, a Delaware limited liability company (the “Preferred Unit Holder”), Capstone Green Energy LLC, a Delaware limited liability company (the “Company”) and Capstone Green Energy Holdings, Inc., a Delaware corporation (“Parent” and, together with the Company, the “Company Parties”) (the Preferred Unit Holder and the Company Parties are sometimes referred to as the “Parties”).

AGREEMENT

WHEREAS, the Preferred Unit Holder is the owner of 10,449,863 preferred units (the “Preferred Units”) of the Company, representing 100% of the outstanding preferred equity interests of the Company and 37.5% of the outstanding equity interests of the Company;

WHEREAS, the Parent owns all equity interests of the Company other than the Preferred Units;

WHEREAS, the Preferred Units were issued pursuant to, and are subject to the terms and conditions of, that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 7, 2023 (as amended, restated, supplemented, or otherwise modified from time to time, the “LLC Agreement”);

WHEREAS, the Company desires to redeem all of the Preferred Units held by the Preferred Unit Holder (the “Redemption”), and the Preferred Unit Holder desires to sell such Preferred Units to the Company, on the terms and subject to the conditions set forth herein;

WHEREAS, Section 10.06 of the LLC Agreement provides that the Preferred Units are transferable, subject to the Parent’s right of first offer in respect of the Preferred Units (the “ROFO”);

WHEREAS, Parent shall waive its ROFO pursuant to this Agreement;

WHEREAS, the Preferred Unit Holder, Parent and the Company are substantially contemporaneously entering into an Asset Purchase Agreement pursuant to which the Preferred Unit Holder will sell and transfer, and the Company will purchase, accept and assume, the Transferred Assets and the Assumed Liabilities (each, as defined therein) for a purchase price of $1.0 million (such agreement, the “Asset Purchase Agreement” and such sale and purchase, the “Asset Purchase”);

WHEREAS, the Parent is substantially contemporaneously entering into a Securities Purchase Agreement, pursuant to which Parent will agree to issue shares of Parent’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), to have the terms set forth in the Certificate of Designation with respect thereto (the “Certificate of Designation”) and shares of Parent’s common stock, par value $0.001 per share (the “Common Shares” and, together with the Preferred Shares, the “Shares”), to Monarch Alternative Capital LLP or its affiliates, subject to the terms and conditions thereof (the “Monarch Securities Purchase Agreement”, and the offer, sale and issuance of the Shares pursuant to the Monarch Securities Purchase Agreement, the “Monarch Offering”). Parent is also substantially contemporaneously entering into a Securities Purchase Agreement (the “PIPE Securities Purchase Agreement” and, together with the Monarch Securities Purchase Agreement, the “Securities Purchase Agreements”), pursuant to which Parent will agree to issue Common Shares to certain other investors (the “PIPE Investors”), subject to the terms and conditions thereof (the offer, sale and issuance of the Common Shares (and/or pre-funded warrants in lieu thereof) pursuant to the PIPE Securities Purchase Agreement, the “Common Shares Offering”, and, collectively with the Monarch Offering, the “Concurrent Offerings”); and all or a portion of proceeds of the Concurrent Offerings shall be contributed (or deemed contributed) by Parent to the Company and used, in part, to purchase the Preferred Units and consummate the Asset Purchase; and

WHEREAS, the Company and Parent are substantially contemporaneously entering into a Consent and Third Amendment (the “Third Amendment”) to that certain Note Purchase Agreement, dated as of December 7, 2023 (as amended from time to time, the “NPA”), among the Company, Parent and Capstone Turbine Financial Services, LLC, as the guarantors (collectively, the “Note Parties”), the Preferred Unit Holder, as purchaser and Goldman Sachs Specialty Lending Group, L.P., as collateral agent (together with the Preferred Unit Holder, the “Preferred Unit Holder Parties”) pursuant to which (x) the Preferred Unit Holder Parties will, among other things, consent to the Concurrent Offerings, the Asset Purchase and the transactions contemplated by this Agreement and (y) the terms of the NPA will otherwise remain in full force and effect, as amended.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Purchase and Sale.

(a)            Upon the terms and subject to the conditions set forth herein, the Company hereby agrees to redeem the Preferred Units for an aggregate redemption price of $84.0 million (the “Redemption Price”), and the Preferred Unit Holder hereby agrees to sell and surrender the Preferred Units to the Company for the Redemption Price.

(b)            The closing of the Redemption of the Preferred Units contemplated hereby (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures, or at such other location as the Parties shall mutually agree, on the date of the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Closing set forth in Section 5 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) or such other date as the Parties may mutually agree in writing (the date on which the Closing occurs, the “Closing Date”). At the Closing, (x) the Company (or Parent, on behalf of the Company) shall deliver to the Preferred Unit Holder the Redemption Price and the Accrued Licensing Fees (as defined below) by wire transfer of immediately available funds to the account designated by the Preferred Unit Holder in writing at least one (1) Business Day prior to the Closing, (y) the Preferred Unit Holder shall surrender and assign to the Company the Preferred Units, and (z) each of the Parties shall deliver the other items set forth in Section 3. A “Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

2.             Consent to Transactions. Pursuant to Section 4.09 of the LLC Agreement and notwithstanding any provisions contained in the LLC Agreement to the contrary, effective as of immediately prior to, and contingent upon, the Closing, the Preferred Unit Holder (solely in its capacity as such) hereby consents to the Note Parties’ entry into, and performance of their obligations under, this Agreement, the Asset Purchase Agreement, the Third Amendment, the Securities Purchase Agreements and the Certificate of Designation (collectively, the “Transaction Agreements”), and the consummation of the transactions contemplated hereby and thereby, including the contribution (or deemed contribution) by Parent of funds received in the Concurrent Offerings to the Company (collectively, the “Transactions”).

3.             Waiver of ROFO. Pursuant to Section 10.06 of the LLC Agreement and notwithstanding any provisions contained in the LLC Agreement to the contrary, effective as of immediately prior to, and contingent upon, the Closing, Parent hereby waives its ROFO solely in respect of the Redemption.

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4.             Deliveries

(a)            Deliveries by the Preferred Unit Holder. At the Closing, the Preferred Unit Holder shall deliver or cause to be delivered to the Company Parties:

(i)             a Unit Power, in the form attached hereto as Exhibit A, pursuant to which the Preferred Unit Holder shall transfer all of its right, title, and interest in and to the Preferred Units to the Company, free and clear of all liens, claims, encumbrances, security interests, options, charges, and similar restrictions of any kind except for Permitted Liens;

(ii)            a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Preferred Unit Holder, solely in such officer’s official capacity and not personal capacity, certifying the conditions set forth in Section 5(b)(i) and Section 5(b)(ii);

(iii)           a properly completed and duly executed IRS Form W-9 from the Preferred Unit Holder; and

(iv)           an executed copy of the Third Amendment.

(b)            Deliveries by the Company Parties. At the Closing, the Company Parties shall deliver or cause to be delivered to the Preferred Unit Holder:

(i)             the Redemption Price and the Accrued Licensing Fees, by wire transfer of immediately available funds to an account designated by the Preferred Unit Holder in writing at least one (1) Business Day prior to the Closing;

(ii)            a certificate, dated as of the Closing Date, signed by a duly authorized officer of each of the Company Parties, solely in such officer’s official capacity and not personal capacity, certifying the conditions set forth in Section 5(a)(i) and Section 5(a)(ii); and

(iii)           an executed copy of the Third Amendment.

5.             Closing Conditions

(a)            Conditions to Obligations of the Preferred Unit Holder. The obligations of the Preferred Unit Holder hereunder in connection with the Closing are subject to the following conditions being met as of the Closing:

(i)            the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company Parties contained herein;

(ii)            all obligations, covenants and agreements of the Company Parties required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)            the delivery by the Company Parties of the items set forth in Section 4(b) of this Agreement.

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(b)           Conditions to Obligations of the Company Parties. The obligations of the Company Parties hereunder in connection with the Closing are subject to the following conditions being met as of the Closing:

(i)             the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Preferred Unit Holder contained herein;

(ii)            all obligations, covenants and agreements of the Preferred Unit Holder required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)           the delivery by the Preferred Unit Holder of the items set forth in Section 4(a) of this Agreement;

(iv)           the Company Parties shall have obtained the consent from the Preferred Unit Holder Parties to consummate the Concurrent Offerings pursuant to the Third Amendment; and

(v)            the Parent shall have consummated the Concurrent Offerings.

(c)            Conditions to Obligations of the Parties. The obligations of each Party to consummate the Closing are subject to the following condition being met:

(i)             no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, order or award that is then in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

6.            Representations and Warranties of the Company Parties. Each of the Company Parties represents and warrants to the Preferred Unit Holder that:

(a)            Each Company Party is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

(b)            Each Company Party has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder. The execution and delivery by each Company Party of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company Party, and no further action of such Company Party, its board of directors, managers, members or stockholders, as applicable, is required in connection herewith.

(c)            This Agreement has been duly executed and delivered by each Company Party, and, assuming the due execution and delivery thereof by the Preferred Unit Holder, constitutes the valid and binding obligation of such Company Party, enforceable against such Company Party in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(d)            The execution and delivery by the each Company Party of this Agreement, the Asset Purchase Agreement, the Third Amendment and, in the case of the Parent, the definitive agreements related to the Concurrent Offering, and the performance by such Company Party of its obligations hereunder and thereunder do not and will not (i) violate any provision of such Company Party’s organizational documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority of competent jurisdiction to which such Company Party is subject, or by which any property or asset of such Company Party is bound or affected, (iii) subject to the Required Approvals (as defined below) violate or breach any agreement or other obligation to which such Company Party is a party, or (iv) subject to the Required Approvals, require any permit, authorization, consent, approval, exemption or other action by, notice to or filing or registration with, any court or other federal, state, local or other governmental authority of competent jurisdiction or other Person (as defined below) (each, a “Consent”), except in the case of clauses (ii), (iii) and (iv), where such conflict, violation, breach, event or failure to obtain such Consent would not reasonably be expected to have a material adverse effect on the business, operations, results of operations or financial condition such Company Party or on the ability of such Company Party to comply with its obligations hereunder or under any of the other Transaction Agreements. Without limiting the generality of the foregoing, no vote of stockholders of the Parent is necessary to authorize the execution and delivery of this Agreement, the Asset Purchase Agreement, the Third Amendment, the Concurrent Offerings and the consummation of the transactions contemplated hereby and thereby. “Required Approvals” means, collectively, (A) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (B) the filings required pursuant to the definitive agreements related to the Concurrent Offerings, (C) the filing of Form D with the Securities and Exchange Commission (the “Commission”) and such filings as are required to be made under applicable state securities laws, (D) such notices and consents required by the Securities Purchase Agreement, dated November 24, 2025, among the Parent and the purchasers party thereto, as in effect on the date hereof, which notices and consents have been delivered or obtained as the date hereof (E) the consent provided by the Preferred Unit Holder in this Agreement and (F) the Third Amendment.

(e)            No broker, finder, investment banker or other Person (as defined below) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company Parties.

(f)            Each Company Party (i) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (ii) has adequate information concerning the business, financial condition and prospects of the Company to make an informed decision regarding the Redemption and (iii) has independently and without reliance upon the Preferred Unit Holder, and based on such information and the advice of such advisors as the Company has deemed appropriate, made its own analysis and decision to enter into this Agreement to redeem the Preferred Units. The Company independently, but with the assistance of such accounting, financial, legal and other advisers as the Company deemed appropriate, has conducted and completed its own due diligence review of the Preferred Units. Neither the Preferred Unit Holder nor any of its affiliates is acting as a fiduciary or financial or investment adviser to the Company, and neither the Preferred Unit Holder, nor any of its affiliates, has given the Company any investment advice, opinion or other information on whether the purchase of the Preferred Units pursuant thereto is prudent.

(g)           Except for the Transaction Agreements and the Transactions, (a) no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Parent, the Company or their respective subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Parent under applicable securities laws in a Current Report on Form 8-K at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Business Day prior to the date that this representation is made.

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(h)           The Company Parties have delivered to the Preferred Unit Holder true, correct and complete copies of each of the Securities Purchase Agreements. As of the date hereof and as of the Closing, each Securities Purchase Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by the Parent. Each Securities Purchase Agreement is a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms (except as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally), to the knowledge of the Parent, is a legal, valid and binding obligation of each PIPE Investor, enforceable against each PIPE Investor in accordance with its terms (except as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally). Other than the Securities Purchase Agreements, the registration rights agreements entered into in connection therewith, the pre-funded warrants issued in lieu of any of the Common Shares and the Certificate of Designation, there are no other agreements, side letters, or arrangements between the Parent and any PIPE Investor relating to any Securities Purchase Agreement or the Concurrent Offerings that could affect the capitalization of the Parent or the Company. As of the date of the Closing, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Parent under any material term or condition of any Securities Purchase Agreement and, as of the date hereof, the Parent has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Securities Purchase Agreement. The Securities Purchase Agreements contain all of the conditions precedent to the obligations of the PIPE Investors to purchase the shares of Convertible Preferred Stock or common stock of the Parent (and/or pre-funded warrants in lieu thereof) in the Concurrent Offerings in the commitment amount set forth in the Securities Purchase Agreement on the terms therein. The Concurrent Offerings, when funded in accordance with the Securities Purchase Agreements and when all or a portion of the proceeds thereof are contributed (or deemed contribute) by to the Company (together with the Company’s other available cash and cash equivalents), will provide the Company with funds sufficient to satisfy all of the Company’s obligations under this Agreement, including the obligations under Section 1, and to pay any other amounts required to be paid by the Company Parties in connection with the consummation of the Transactions and pay all related fees and expenses on the Closing Date.

(i)             In connection with its execution and delivery of this Agreement: neither the Parent nor the Company nor any of their respective affiliates, advisors or agents has made to the Preferred Unit Holder any representations or warranties of any kind or nature, express or implied, other than the representations and warranties expressly made by the Company Parties in Section 6 of this Agreement. Each Company Party acknowledges and agrees that, in connection with its execution and delivery of this Agreement, neither the Preferred Unit Holder nor any of its affiliates, advisors or agents has made to the Company Parties and each Company Party disclaims reliance on, any representations or warranties of any kind or nature, express or implied, other than the representations and warranties expressly made by the Preferred Unit Holder in Section 7 of this Agreement. Each Company Party acknowledges that it has consulted its own financial, legal and tax advisors, and is solely responsible for its decision to enter into this Agreement. Each Company Party’s decision to enter into this Agreement has been made by such Company Party independently of, and without reliance upon, the Preferred Unit Holder or any of its affiliates or representatives. Without limiting the foregoing, each Company Party acknowledges and agrees that Preferred Unit Holder has not made any representations or warranties to the such Company Party, including as to the value of the Preferred Units, assets, liabilities, financial condition, prospects or operations of the Company.

7.             Representations and Warranties of the Preferred Unit Holder. The Preferred Unit Holder represents and warrants to the Company Parties that:

(a)            The Preferred Unit Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted.

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(b)            The Preferred Unit Holder has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder. The execution and delivery by the Preferred Unit Holder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Preferred Unit Holder, and no further action of the Preferred Unit Holder, its board of directors, managers, members or stockholders, as applicable, is required in connection herewith.

(c)            This Agreement has been duly executed and delivered by the Preferred Unit Holder, and, assuming the due execution and delivery thereof by the Company Parties, constitutes the valid and binding obligation of the Preferred Unit Holder, enforceable against the Preferred Unit Holder in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)            The Preferred Unit Holder is the sole record and beneficial owner of the Preferred Units, free and clear of all liens, encumbrances, security interests, pledges, charges, restrictions, rights of first refusal (or first offer), co-sale rights, repurchase rights, escrows, lock-up arrangements, options, proxies, no-sale provisions or similar restrictions, in each case, of any nature whatsoever, whether written or oral (collectively, “Liens”), other than those set forth in the LLC Agreement or arising under applicable securities laws (collectively, “Permitted Liens”). Upon the Closing (if any), the Preferred Unit Holder will transfer and deliver to the Company good and valid marketable title to the Preferred Units, free and clear of all Liens other than Permitted Liens.

(e)            The execution and delivery by the Preferred Unit Holder of this Agreement, and the performance by the Preferred Unit Holder of its obligations hereunder do not and will not (i) violate in a material respect any provision of the Preferred Unit Holder’s organizational documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Preferred Unit Holder is subject, or by which any property or asset of the Preferred Unit Holder is bound or affected, (iii) violate or breach any material agreement or other material obligation to which the Preferred Unit Holder is a party, or (iv) assuming the accuracy of the Company Parties’ representations and warranties in Section 6(d)(iv), require any Consent, except in the case of clauses (ii), (iii) and (iv), where such conflict, violation, breach, event or failure to obtain such Consent would not reasonably be expected to have a material adverse effect on the ability of the Preferred Unit Holder to comply with its obligations hereunder.

(f)            No broker, finder, investment banker or other individual, entity, partnership or other organization (a “Person”) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Preferred Unit Holder.

(g)            The Preferred Unit Holder is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters that the Preferred Unit Holder is capable of evaluating the merits and risks of selling the Preferred Units.

(h)            The Preferred Unit Holder (i) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (ii) has adequate information concerning the business, financial condition and prospects of the Company to make an informed decision regarding the sale of the Preferred Units, (iii) acknowledges that any future sales of securities having the same terms as the Preferred Units could be at a premium to the Redemption Price to be paid to the Preferred Unit Holder by the Company, and (iv) has independently and without reliance upon the Parent or the Company, and based on such information and the advice of such advisors as the Preferred Unit Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement to sell the Preferred Units; provided that the foregoing shall not limit the express representations and warranties set forth in Section 6.

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(i)             In connection with its execution and delivery of this Agreement: neither the Preferred Unit Holder nor any of its affiliates, advisors or agents has made to the Parent or the Company any representations or warranties of any kind or nature, express or implied, other than the representations and warranties expressly made by the Preferred Unit Holder in Section 7 of this Agreement. The Preferred Unit Holder acknowledges and agrees that, in connection with its execution and delivery of this Agreement: neither the Parent, the Company nor any of their respective affiliates, advisors or agents has made to the Preferred Unit Holder, and the Preferred Unit Holder disclaims reliance on, any representations or warranties of any kind or nature, express or implied (including any representations or warranties relating to the future or historical financial condition, results of operations, assets or liabilities or prospects of the Company or its subsidiaries or as to the accuracy or completeness of any information regarding the Company or its subsidiaries made provided or made available to the Preferred Unit Holder or its representatives), other than the representations and warranties expressly made by the Company Parties in Section 6 of this Agreement. The Preferred Unit Holder acknowledges that it has consulted its own financial, legal and tax advisors, and is solely responsible for its decision to enter into this Agreement. The Preferred Unit Holder’s decision to enter into this Agreement has been made by the Preferred Unit Holder independently of, and without reliance upon, the Parent, the Company or any of their respective affiliates or representatives. Without limiting the foregoing, the Preferred Unit Holder acknowledges and agrees that neither the Parent nor the Company nor any of their respective affiliates, advisors or agents has made any representations or warranties to the Preferred Unit Holder, including as to the value of the Preferred Units, assets, liabilities, financial condition, prospects or operations of the Company, and the Preferred Unit Holder acknowledges that the Parent and the Company may possess information concerning the Company that may be material to a decision to transfer the Preferred Units and of which the Preferred Unit Holder may not have knowledge.

(j)             Neither the Parent nor the Company, nor any of their respective affiliates, is acting as a fiduciary or financial or investment adviser to the Preferred Unit Holder, and neither the Parent nor the Company, nor any of their respective affiliates, has given the Preferred Unit Holder any investment advice, opinion or other information on whether the sale of the Preferred Units pursuant thereto is prudent.

8.             Remedies.

(a)            Each of the Parties acknowledges and agrees that the other Party will be irreparably damaged in the event any of the provisions of this Agreement are not performed by such first Party in accordance with their specific terms or are otherwise breached. Accordingly, the each Party acknowledges and agrees that the other Party shall be entitled, without bond or other security being required, to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions, in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy at law or equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

(b)            All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

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9.            Tax Matters.

(a)            The Company and the Preferred Unit Holder shall each pay fifty (50%) of all transfer, documentary, sales, use, stamp, registration, value-added, and other similar taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement and the Asset Purchase Agreement (collectively, “Transfer Taxes”). The Party responsible under applicable law shall, at its own expense, timely file all necessary tax returns or other documentation with respect to such Transfer Taxes and shall timely pay such Transfer Taxes (and the other Party shall cooperate with respect thereto as necessary).

(b)            The Parties acknowledge and agree that for U.S. federal and applicable state and local income tax purposes, the amount equal to the Redemption Price from the Concurrent Offerings contributed by Parent to the Company which is then used by the Company to redeem the Preferred Units held by the Preferred Unit Holder shall together be treated as a sale of such Preferred Units by the Preferred Unitholder to Parent for the Redemption Price, and in accordance with Revenue Ruling 99-6, Situation 1, such sale shall be treated as a sale of partnership interests under Section 741 of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the Preferred Unit Holder, the Company shall be treated as terminated, its partnership taxable year shall close on the Closing Date, and Parent shall be treated as acquiring all of the assets of the Company attributable to such partnership interests (which assets had been deemed to be distributed to the Preferred Unit Holder upon a deemed liquidation of the Company). The Parties shall (i) file all tax returns in a manner consistent with the foregoing treatment and (ii) not take any position inconsistent with the foregoing tax treatment, in each case, unless otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code.

10.           Efforts. The Company Parties shall use their reasonable best efforts to, as to, as promptly as possible, and, in any event, no later than the Outside Date, to cause the Concurrent Offerings to be consummated, including by promptly enforcing its rights under any definitive agreement entered into in connection with the Concurrent Offerings.

11.           Licensing and Services Agreements. Each of the Parties acknowledges and agrees that, as provided therein, the Reorganized PrivateCo Services Agreement, effective as of December 6, 2023, by and between the Company and the Preferred Unit Holder (the “Services Agreement”) and, in accordance with Section 5.2 of the Trademark License Agreement, dated as of December 7, 2023, by and between the Preferred Unit Holder and Parent (the “Trademark License Agreement”), the Trademark License Agreement shall terminate upon the Closing, without any further action of any Party. On such date, all obligations and liabilities between the Preferred Unit Holder and the Company owed under the Services Agreement and all obligations and liabilities between the Preferred Unit Holder and Parent owed under the the Trademark License Agreement shall cease and, notwithstanding anything to the contrary therein, any payment obligations thereunder shall be deemed satisfied; provided, however, at the Closing, the Company shall pay the Preferred Unit Holder an amount in cash equal to $200,000, representing the accrued licensing fees owed by Parent to the Preferred Unit Holder with respect to a limited license to the Capstone Trademarks (as defined in the Trademark License Agreement) pursuant to the Trademark License Agreement and the Services Agreement (the “Accrued Licensing Fees”).

12.           Survival; Non-Recourse; Release.

(a)            The Parties agree that the representations, warranties of the Preferred Unit Holder and the Company Parties in this Agreement, or delivered pursuant to this Agreement, and the covenants or agreements in this Agreement that contemplate performance after the Closing shall survive the Closing, and a claim may be brought with respect to any breach thereof, in the case of such representations and warranties, until the date that is twelve (12) months following the Closing and, in the case of such covenants and agreements, in accordance with their respective terms (or if no term is specified, until fully performed).

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(b)           All claims or causes of action (whether in contract or in tort, at law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as Parties. Each Party hereby acknowledges and agrees that it has no right of recovery against, and no liability (whether in contract or in tort, in law or in equity or otherwise, and whether or not based upon any theory that seeks to impose liability of an entity party against its owners or affiliates or otherwise) shall attach to the former, current or future direct or indirect equityholders, directors, officers, employees, incorporators, agents, attorneys, representatives, affiliates, members, managers, general or limited partners or assignees of any other Party or any former, current or future direct or indirect equityholder, director, officer, employee, incorporator, agent, attorney, representative, general or limited partner, member, manager, affiliate, agent, assignee or representative of any of the foregoing (collectively (but not including the express parties hereto), the “Non-Recourse Parties”), through the transactions contemplated by this Agreement or through any Party, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil, by or through a claim by or on behalf of a party hereto against any Non-Recourse Party by the enforcement of any assessment or by any legal or equitable action, by virtue of any law, or otherwise, in each case, to the extent related to the transactions contemplated hereby. Non-Recourse Parties are expressly intended as third-party beneficiaries of this provision of this Agreement. Nothing in this Agreement, however, will limit the rights and remedies available to any Person as set forth in the Asset Purchase Agreement, the NPA, the Third Amendment and any other existing agreement between the Parties or the Non-Recourse Parties.

(c)            Effective as of the Closing, each of the Company Parties, on behalf of itself and each of its past, present and future affiliates, each of its and their respective past, present and future directors, officers, members, managers, limited or general partners, equityholders, unitholders, stockholders and representatives and each of their respective successors and assigns (collectively, the “Company Releasors”), hereby irrevocably and unconditionally releases and forever discharges the Preferred Unit Holder and its affiliates, and its and their respective former, current and future directors, officers, members, managers, limited or general partners, unitholders, stockholders or representatives (collectively, the “Seller Releasees”), from any and all claims, causes of action, demands, damages, judgments, debts, dues, suits, proceedings or liabilities of every kind, nature and description whatsoever, whether in law or in equity or granted by statute, which such Company Releasor or any of its successors or assigns ever had, now has or may have arising out of, relating to, or accruing from agreement, arrangement, event, matter, cause, thing, act, omission or conduct arising prior to or from and after the Closing Date, including any claim arising out of, relating to, or accruing from (a) the Preferred Unit Holder’s ownership of the Preferred Units and the LLC Agreement, (b) the Services Agreement and the Trademark License Agreement, (c) the relationship between the Parties or (d) the Transactions (including any inaccuracy or breach of any representation or warranty or the breach of any covenant, undertaking or other agreement contained in this Agreement or in any other Transaction Agreement), provided that nothing contained in this Section 12(c) shall release, waive or discharge the rights or obligations of any Person with respect to claims against a party to this Agreement or any other Transaction Agreement for (x) the breach of any representations, warranties, covenants or agreements contained herein or therein that by their terms contemplate performance following the Closing or otherwise expressly by their terms survive the Closing, to the extent of such survival in accordance with their terms or (y) the NPA and the agreements referenced therein and (z) the prepacked chapter 11 plan of reorganization of the Company Parties, effective December 7, 2023 (the “Plan”). No Company Releasor shall, and the Company Parties shall cause the other Company Releasors not to, assert any claim of the type described in this Section 12(c) against any Seller Releasee. Each Company Releasor expressly waives the benefits of Section 1542 of the Civil Code of the State of California and any rights that it may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Company Party, on behalf of itself and the other Company Releasors, hereby waives the benefits of, and any rights that it or any of the Company Releasors may have under, any statute, common law or other legal requirement regarding the release of unknown claims in any jurisdiction that arise from any agreement, arrangement, event, matter, cause, thing, act, omission or conduct described in this Section 12(c).

(d)            Effective as of the Closing, the Preferred Unit Holder hereby irrevocably and unconditionally releases and forever discharges the Company and its affiliates, and its and their respective former, current and future directors, officers, members, managers, limited or general partners, unitholders, stockholders or representatives (collectively, the “Company Releasees”), from any and all claims, causes of action, demands, damages, judgments, debts, dues, suits, proceedings or liabilities of every kind, nature and description whatsoever, whether in law or in equity or granted by statute, which the Preferred Unit Holder or any of its successors or assigns ever had, now has or may have arising out of, relating to, or accruing from agreement, arrangement, event, matter, cause, thing, act, omission or conduct arising prior to or from and after the Closing Date, including any claim arising out of, relating to, or accruing from (a) the Preferred Unit Holder’s ownership of the Preferred Units and the LLC Agreement, (b) the Services Agreement and the Trademark License Agreement, (c) the relationship between the Parties or (d) the Transactions (including any inaccuracy or breach of any representation or warranty or the breach of any covenant, undertaking or other agreement contained in this Agreement or in any other Transaction Agreement), provided that nothing contained in this Section 12(d) shall release, waive or discharge the rights or obligations of any Person with respect to claims against a party to this Agreement or any other Transaction Agreement for (x) the breach of any representations, warranties, covenants or agreements contained herein or therein that by their terms contemplate performance following the Closing or otherwise expressly by their terms survive the Closing, to the extent of such survival in accordance with their terms or (y) the NPA and the agreements referenced therein and (z) the Plan. The Preferred Unit Holder shall not assert any claim of the type described in this Section 12(d) against any Company Releasee. The Preferred Unit Holder expressly waives the benefits of Section 1542 of the Civil Code of the State of California and any rights that the Preferred Unit Holder may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Preferred Unit Holder hereby waives the benefits of, and any rights that it may have under, any statute, common law or other legal requirement regarding the release of unknown claims in any jurisdiction that arise from any agreement, arrangement, event, matter, cause, thing, act, omission or conduct described in this Section 12(d).

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13.           Miscellaneous.

(a)            Governing Law. The validity, interpretation, construction and performance of this Agreement, all acts and transactions pursuant hereto and the rights and obligations of the Parties, and all disputes and proceedings arising hereunder or in connection herewith, shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

(b)            Submission to Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of or otherwise relating to, this Agreement or the transactions contemplated hereby may be brought against any of the Parties only in the Court of Chancery of the state of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, any federal court located in the District of Delaware, or if the federal court does not have subject matter jurisdiction, any court of the State of Delaware), and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)            Entire Agreement; Amendment. Together with the Asset Purchase Agreement, the Third Amendment and any other agreements contemplated thereby, this Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Parties to this Agreement and consented to by the Company.

(d)            Confidentiality. Each of the Parties acknowledges and agrees that all information furnished to it by or on behalf of the other Party hereto in connection with the transactions contemplated by this Agreement shall be treated as “Confidential Information” under the Reorganized PrivateCo Services Agreement, effective as of December 6, 2023, by and between Capstone Green Energy LLC and the Preferred Unit Holder and shall be subject to the terms thereof; provided that the Preferred Unit Holder acknowledges and agrees that the Parent will issue a press release and file with the Commission a Current Report on Form 8-K disclosing the material terms of the Transactions in a form reasonably acceptable to the Preferred Unit Holder, and that the Current Report on Form 8-K will include this Agreement and the Asset Purchase Agreement as exhibits thereto.

(e)            Termination. This Agreement may be terminated at any time prior to the Closing:

(i)             by mutual written consent of the Parent, the Company and the Preferred Unit Holder;

(ii)            by any Party, by written notice to the other Parties, if the Closing has not been consummated on or before the fifth (5th) Business Day following the date hereof (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 13(e)(ii) shall not be available to any Party whose breach of any provision of this Agreement shall have been the principal cause of, or resulted in, the failure of the Closing to be consummated by the Outside Date; or

(iii)           by either Party, by written notice to the other Party, if a court of competent jurisdiction or other governmental authority of competent jurisdiction shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (in each case, a “Court Order”); provided, however, that the right to terminate this Agreement pursuant to this Section 13(e)(iii) shall not be available to any Party whose breach of any provision of this Agreement shall have been the principal cause of, or resulted in, the issuance of such Court Order.

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In the event of termination of this Agreement pursuant to this Section 13(e), this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its affiliates, directors, officers or stockholders, other than liability of any Party for any willful breach of this Agreement by such Party occurring prior to such termination (it being understood that failure of any Party to timely consummate the Closing following the satisfaction of the conditions to such Party’s obligations thereto shall constitute a willful breach of this Agreement). Any termination of this Agreement shall be effected by written notice from the terminating Party to the other Party. The provisions of this Section 13 shall survive the termination of this Agreement.

(f)            Notices. All notices, communications and deliveries required or made hereunder must be made in writing signed by or on behalf of the Party making the same, and shall be delivered personally or by e-mail or by a national overnight courier service or by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

if to the Preferred Unit Holder:

Capstone Distribution Support Services LLC

2001 Ross Avenue, Suite 2800

Dallas, TX 75201

Attn: Matt Carter

Email: matt.carter@gs.com

with a copy (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Paul V. Imperatore; Sean A. O’Neal

Email: pimperatore@cgsh.com; soneal@cgsh.com;

If to the Company Parties:

Capstone Green Energy Holdings, Inc.

16640 Stagg Street

Van Nuys, CA 91406

Attn: Alfredo Gomez

Email: agomez@CGRNenergy.com

with a copy (which shall not constitute notice):

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, IL 60661-3693

Attn: Mark D. Wood, Esq.; Elizabeth C. McNichol, Esq.

Email: mark.wood@katten.com; elizabeth.mcnichol@katten.com

or to such other Person or at such other address of a Party as such Party may furnish to the other Party in writing in accordance with this Section 13(f). Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery, if delivered in person, (b) as of the date of transmission (assuming no rejection notice is received), if sent by e-mail, or (c) as of the date received, if delivered by a national overnight courier service or if mailed by registered or certified mail.

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(g)            Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)            Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered by email or other electronic transmission), each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

(i)             No Third-Party Beneficiaries.  Other than as expressly set forth herein, including Section 12(b), notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and assigns any rights, remedies or liabilities under or by reason of this Agreement.

(j)             Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. Neither Party may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement.

(k)            Certain Interpretive Matters. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Currency amounts referenced herein are in U.S. Dollars. As used in this Agreement, “affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(l)             Expenses. Other than as set forth in this Agreement, including Section 1, Section 9(a) and Section 11, each Party will be responsible for its own fees and expenses incurred in connection with this Agreement.

[Signature Page Follows]

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The Parties have executed this Agreement as of the date first written above.

Preferred Unit Holder:

CAPSTONE DISTRIBUTOR SUPPORT SERVICES, LLC

By:	/r/ Matthew R. Carter
Name:	Matthew R. Carter
Title:	Vice President

PARENT:

CAPSTONE GREEN ENERGY HOLDINGS, INC.

By:
Name:	Vincent Canino
Title:	President and Chief Executive Officer

company:

CAPSTONE GREEN ENERGY LLC.

By:
Name:	Vincent Canino
Title:	President and Chief Executive Officer

EXHIBIT A

PREFERRED UNIT TRANSFER POWER

FOR VALUE RECEIVED, Capstone Distributor Support Services, LLC, a Delaware limited liability company (the “Assignor”), being the record and beneficial owner of one hundred percent (100%) of the issued and outstanding Preferred Units of Capstone Green Energy LLC, a Delaware limited liability company (the “Company”), hereby sells, assigns, transfers, conveys and delivers the Preferred Units, free and clear of all Liens except Permitted Liens, to the Company, standing in the name of Assignor on the books of the Company. Assignor does hereby irrevocably constitute and appoint any of the officers of the Company or their respective designees as Assignor’s agent and attorney-in-fact to transfer said Preferred Units on the books of the Company and to take all other necessary and appropriate action to effect any such transfer, with full power of substitution in the premises, and hereby ratifies and confirms all that said agent and attorney-in-fact shall lawfully do by virtue hereof. This Preferred Unit Transfer Power is coupled with an interest and is irrevocable. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Preferred Unit Purchase Agreement, dated as of the date hereof, by and between the Company and Assignor.

Dated: March [__], 2026

ASSIGNOR:

CAPSTONE DISTRIBUTOR SUPPORT SERVICES, LLC

Name:
Title: